UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): March 27, 2006

                             Konigsberg Corporation
                         -------------------------------
             (Exact name of registrant as specified in its charter)

             Nevada                   000-51594            98-0455906
            -------                  ----------            -----------
  State or other jurisdiction       (Commission           (IRS Employer
     of incorporation)              File Number)        Identification No.)

                   90 Reynolds St., Oakville, Ontario, L6J 3K2
                     ---------------------------------------
               (Address of principal executive offices)(Zip Code)

       Registrant's telephone number, including area code: (905) 330-1189

                 435 Martin Street, Suite 3220 Blaine, WA 98230
                ------------------------------------------------
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.01 CHANGES IN CONTROL OF REGISTRANT

     On March 27, 2006, the Company's then Chief Executive Officer and Sole Director, Susan Downing, entered into a Stock Purchase Agreement (the "Purchase Agreement") with Adam Cegielski, who up until that time had not been affiliated with Konigsberg Corporation (the "Company"). Pursuant to the Purchase Agreement, Mr. Cegielski purchased ten million (10,000,000) shares of the Company's common stock from Ms. Downing for aggregate consideration of $30,000. The Purchase Agreement closed on March 27, 2006 (the "Closing").

     As a result of the Closing, Mr. Cegielski obtained majority voting control over the Company, as the 10,000,000 shares which he purchased constituted 51.5% of the Company's outstanding shares of common stock based on 19,400,000 shares of common stock outstanding as of March 27, 2006 (the "Change in Control").

ITEM 5.02 DEPARTURE OF DIRECTORS OF PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

     In connection with the Change of Control of the Company (described above under Item 5.01), the Company's then Chief Executive Officer, President, Principal Accounting Officer, Treasurer and Secretary, Susan Downing, resigned on March 27, 2006, and Mr. Cegielski was appointed as the Company's Chief
Executive Officer, President, Principal Accounting Officer, Treasurer and Secretary.

     Additionally, also on March 27, 2006, Ms. Downing resigned as the Company's sole Director and Mr. Cegielski was appointed as the Company's sole Director to fill the vacancy left by her resignation.

The Company's officers and Directors are now as follows:

         Name              Age                   Position
  ------------------     -------         -----------------------
     Adam Cegielski         30           Chief Executive Officer,
                                  President, Principal Accounting Officer,
                                     Treasurer, Secretary and Director

ADAMR.CEGIELSKI BSC
-------------------

Since March 2001, Mr. Cegielski has been self employed as the owner/operator of Insight Consulting, which is a company owned by Mr. Cegielski which has provided management consulting services to IBI Corporation, a company specializing in mining. Mr. Cegielski is a graduate of the University of Guelph in Ontario, Canada where he acquired his Bachelor of Science, Honours degree from the College of Physical and Engineering Science in Applied Biochemistry.

It is anticipated that Mr. Cegielski will receive a salary of approximately $3,000 per month for his services as the Company's sole officer and Director. Mr. Cegielski will be bound by a consulting agreement which has not been formalized as of the date of this filing. Mr. Cegielski will continue to provide consulting services through Insight Consulting to other public companies.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

Exhibit Number          Description
--------------          -----------
    10.1*               Stock Purchase Agreement between Susan Downing
                        and Adam Cegielski


* Attached hereto.

                     ---------------------------------------

                                   SIGNATURES
                                   ----------

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                             KONIGSBERG  CORPORATION
                                             -----------------------

                                             By:  /s/  Adam  Cegielski
                                             -------------------------
                                             Adam  Cegielski
                                             Chief  Executive  Officer
                                             Dated:  March  29,  2006